UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 2, 2015

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road

Carrollton, TX 75007

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Credit Agreement Joinder

On July 2, 2015, following their acquisition by CyrusOne LP (the “Operating Partnership”), a Maryland limited partnership and the operating partnership of CyrusOne Inc., Cervalis Holdings LLC, a Delaware limited liability company, and its wholly owned subsidiary, Cervalis LLC, a Delaware limited liability company (together with Cervalis Holdings LLC, the “Cervalis Subsidiaries”), entered into a joinder agreement dated July 2, 2015 (the “Credit Agreement Joinder”) to the Credit Agreement dated October 9, 2014 (as amended, the “Credit Agreement”), among the Operating Partnership, as borrower, the guarantors party thereto, the lenders party thereto and KeyBank National Association, as agent for the lenders. Under the Credit Agreement Joinder, the Cervalis Subsidiaries agreed to become guarantors of the Operating Partnership’s current and future obligations under the Credit Agreement.

The above description of the Credit Agreement Joinder does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement Joinder and is qualified in its entirety by reference to the terms of the Credit Agreement Joinder, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Second Supplemental Indenture

On July 2, 2015, following the execution of the Credit Agreement Joinder, the Cervalis Subsidiaries entered into a second supplemental indenture dated July 2, 2015 (the “Second Supplemental Indenture”) to the Indenture dated November 20, 2012 (as supplemented, the “Indenture”), among the Operating Partnership, CyrusOne Finance Corp., a Maryland corporation (together with the Operating Partnership, the “Issuers”), the guarantors party thereto and Wells Fargo Bank N.A., as trustee. Pursuant to the Second Supplemental Indenture, the Cervalis Subsidiaries agreed to provide unconditional guarantees of the Issuers’ obligations under the Indenture and the Issuers’ 6.375% senior notes due 2022 (the “Notes”) issued pursuant to the Indenture. The guarantee of each Cervalis Subsidiary is (i) a senior unsecured obligation of such Cervalis Subsidiary, (ii) pari passu in right of payment with any existing and future unsecured senior indebtedness of such Cervalis Subsidiary, (iii) senior in right of payment to any future subordinated indebtedness of such Cervalis Subsidiary and (iv) effectively subordinated in right of payment to all existing and future secured indebtedness of such Cervalis Subsidiary, to the extent of the value of the collateral securing that indebtedness.

The above description of the Second Supplemental Indenture does not purport to be a complete statement of the parties’ rights and obligations under the Second Supplemental Indenture and is qualified in its entirety by reference to the terms of the Second Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Registration Rights Agreement Joinder

On July 2, 2015, the Cervalis Subsidiaries entered into a joinder dated July 2, 2015 (the “Registration Rights Agreement Joinder”) to the Registration Rights Agreement dated July 1, 2015 (the “Registration Rights Agreement”), among the Issuers, the guarantors party thereto, and Barclays Capital Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC, acting severally on behalf of themselves and the other initial purchasers of the $100.0 million aggregate principal amount of Notes issued by the Issuers on July 1, 2015. Pursuant to the Registration Rights Agreement Joinder, the Cervalis Subsidiaries agreed to be bound by the terms and provisions of the Registration Rights Agreement.

The above description of the Registration Rights Agreement Joinder does not purport to be a complete statement of the parties’ rights and obligations under the Registration Rights Agreement Joinder and is qualified in its entirety by reference to the terms of the Registration Rights Agreement Joinder, a copy of which is attached hereto as Exhibit 4.2 and incorporated by reference herein.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

4.1	Second Supplemental Indenture dated July 2, 2015, among the Issuers, the Cervalis Subsidiaries, the other guarantors party thereto and Wells Fargo Bank N.A., as trustee.

4.2	Registration Rights Agreement Joinder dated July 2, 2015 by the Cervalis Subsidiaries.

10.1	Joinder Agreement dated July 2, 2015 by the Cervalis Subsidiaries and acknowledged by KeyBank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: July 6, 2015	By:	/s/ Thomas W. Bosse
Thomas W. Bosse
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture dated July 2, 2015, among the Issuers, the Cervalis Subsidiaries, the other guarantors party thereto and Wells Fargo Bank N.A., as trustee.

4.2	Registration Rights Agreement Joinder dated July 2, 2015 by the Cervalis Subsidiaries.

10.1	Joinder Agreement dated July 2, 2015 by the Cervalis Subsidiaries and acknowledged by KeyBank National Association.